Exhibit 10.27
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [*], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
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AMENDED AND RESTATED MANAGEMENT AGREEMENT
AMENDED AND RESTATED MANAGEMENT AGREEMENT (this “Agreement”), dated as of January 16, 2009, by and among PALISADES COLLECTION, L.L.C., a Delaware limited liability company, with offices at 210 Sylvan Avenue, Englewood Cliffs, New Jersey 07632 (“Palisades” ) and [*], an Ohio corporation, with offices at [*] (the “Manager”).
     Introduction. This Agreement is intended to amend and restate in its entirety the existing Management Agreement dated March 28, 2008 between Palisades and Manager. This Agreement sets forth the terms by which Manager will provide management services, and as of March 5, 2007 shall have been deemed to have been providing management services, related to all of the consumer receivables that are owned by Palisades Acquisition XVI, LLC (“Owner”), an affiliate of Palisades and are being serviced by Palisades. Palisades hereby appoints Manager to provide management services related to all of the Receivables (as defined below) which Owner purchased from [*] (collectively referred to as “[*]”) on or about March 5, 2007 pursuant to a purchase agreement dated February 5, 2007 between Palisades Acquisition XV, LLC and [*], all of which accounts were assigned to Owner by Palisades Acquisition XV, LLC (the purchase agreement and the assignment from Palisades Acquisition XV, LLC to Owner shall be collectively referred to as the “[*]Purchase Agreement”). Contemporaneously herewith, the parties shall be entering into a Master Servicing Agreement (the “Master Servicing Agreement”) related to the servicing by Manager of certain of the receivables owned by Owner and placed with Palisades for servicing.
          This Agreement sets forth the terms on which Manager will provide certain services to Palisades. Those terms are as follows:
1. Engagement of Manager. Subject to the terms and conditions of this Agreement, on the effective date of this Agreement, Palisades shall be deemed to have retained Manager to provide management services for all of the accounts receivables (“Receivables”) of debtors (“Debtors”) which are owned by Palisades pursuant to the [*]Purchase Agreement, other than those Receivables which Palisades or one of its affiliates elects to service on its own behalf.
2. Manager Services. Manager agrees to use its reasonable efforts to provide management services for the Receivables as requested from time to time by Palisades. Such management services shall include services which Manager currently customarily provides to other owners of consumer receivables (including affiliates of Manager) in the ordinary course of Manager’s business. Such services may include, but not be limited to, strategic planning related to the servicing of the Receivables, skip tracing, asset searching and determination of suit worthiness of the Receivables, litigation tracking and monitoring of all Receivables placed for legal collection, IT management and analytical services, and such other services as Manager is reasonably capable of providing to Palisades.

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3. Compensation. Subject to the terms of this Section 3, compensation for the services rendered by Manager hereunder shall be the fees (the “Fees”) set forth on the fee schedule attached hereto as Exhibit 1 (the “Fee Schedule”). As of April 1, 2008, such fees shall be payable solely out of collections on the

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Receivables serviced pursuant to the Master Servicing Agreement. Manager is responsible, and not permitted to be reimbursed, for any of Manager’s costs or expenses, except as specifically provided herein or in the Fee Schedule.
4. Representations and Warranties of Manager. Manager represents and warrants to Palisades as follows:
     a) Manager is engaged in the receivables servicing business and has obtained all material licenses, permits, or registrations necessary or desirable for the conduct of the servicing of receivables. Manager further agrees to submit to Palisades proof of such licenses, permits, and registrations at such times as Palisades may require.
     b) Manager will conduct its business and all services performed under this Agreement in full compliance with all Requirements of Law (as defined in Exhibit B to the Master Servicing Agreement).
     c) This Agreement constitutes the legal, valid and binding obligation of Manager, enforceable against Manager in accordance with its terms.
5. Representations and Warranties of Palisades.
     a) Palisades shall furnish to Manager by the 12th day of each month, a monthly liquidation report which shall include detailed information concerning any payments received by Palisades related to the collection or sale of any Receivable directly by Palisades or by any third party on behalf of Palisades and shall include information related to any repurchases by any prior owners of the accounts. Such monthly report shall be in a form as attached hereto as Exhibit 2.
     b) Palisades is the owner of all of the accounts purchased by Palisades or any affiliate of Palisades from [*] under the [*] Purchase Agreement.
     c) Palisades shall not sell, transfer or assign any Receivable to any affiliate or to any third party except on terms and conditions that are commercially reasonable and consistent with arms-length transactions entered into by Palisades for the sale, transfer or assignment of similar receivables.
     c) This Agreement constitutes the legal, valid and binding obligation of Palisades, enforceable against Palisades in accordance with its terms.
     d) Palisades has full power and authority to place the Receivables with Servicer pursuant to the Servicing Agreement between Palisades and Owner dated as of March 2, 2007, as amended, supplemented or otherwise modified from time to time (the “Placement Agreement”). None of the terms and conditions of this Agreement (including, but not limited to terms and conditions related to payment of fees) are prohibited or in any way impaired by the terms and conditions of the Placement Agreement.
     e) Palisades represents and warrants that, to the best of its knowledge: (a) Palisades and the Owner are in compliance in all material respects with their obligations under the Servicing Agreement, dated as of March 2, 2007, among [*]., Palisades and Owner, as the same may be amended, supplemented or otherwise modified from time to time (the “[*] Servicing Agreement”) and the Receivables Financing Agreement dated as of March 2, 2007, among Palisades, Owner, [*]., as administrative agent for the lender and [*], as collateral agent and as liquidity agent, as the same may be amended, supplemented or otherwise modified from time to time (the “[*] Receivables Financing Agreement”); (b) no event has occurred which, with the passage of time, could become a Servicer Termination Event under the [*] Servicing Agreement or a Termination Event under the [*] Receivables Financing Agreement; (c) neither Palisades nor Owner has received any notice of any kind, in writing or orally, from [*] or any other Person that either Palisades or Owner is in default under either the [*] Servicing Agreement or the [*] Receivables Financing Agreement;

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and (d) neither Palisades nor Owner has received any notice of any kind, in writing or orally, from [*] or any other Person that a Servicer Termination Event has occurred under the [*] Servicing Agreement or that a Termination Event has occurred under the [*] Receivables Financing Agreement.
6. Term and Termination.
     a) This Agreement shall be deemed entered into as of the date first written above, and unless terminated as set forth herein, shall continue until terminated by mutual written agreement of termination executed and delivered by the Manager and Palisades. This Agreement may be terminated by Palisades if Palisades terminates the Master Servicing Agreement as a result of a Servicer Event of Default (as defined on Exhibit B to the Master Servicing Agreement) (“Termination”).
     b) Notwithstanding any termination of this Agreement, (i) each party shall remain liable to the other in respect of any breach of this Agreement occurring prior to the date of termination, and (ii) all amounts payable to Manager pursuant to section 3 hereof and the Fee Schedule that are accrued and earned as of the date of Termination shall be paid by Palisades to Manager.
7. Notices. Any notice, request, consent or other communication to any party hereto must be in writing and shall be deemed effective when (i) delivered in person, or (ii) sent by facsimile, if promptly confirmed in writing, or (iii) on the fourth day from the date posted by certified mail, returned receipt requested, with postage prepaid, or (iv) on the next business day from the day posted with a recognized national overnight carrier, addressed as follows:

If to Palisades:	Palisades Collection XVI, L.L.C.
210 Sylvan Avenue
Englewood Cliffs, New Jersey 07632
Fax #: (201) 569-4595
Attention: Gary Stern, Manager

with a copy to:

Palisades Collection, L.L.C.
210 Sylvan Avenue
Englewood Cliffs, New Jersey 07632
Fax #: 201-567-2203
Attention: Seth C. Berman, Esq.

If to Manager: [*]

with a copy to:
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Either party may at any time change the address or facsimile number to which notices or other communications are to be sent by a notice to the other party given in accordance with this Section.
8. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. The parties hereto agree to submit to the exclusive jurisdiction of the state and federal courts located in Delaware.

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9. Entire Agreement. This Agreement constitutes the entire agreement between the parties as to the provision of management services related to the Receivables and may not be amended, changed or modified except by a writing signed by both parties and the Secured Lender (who is hereby made a third party beneficiary hereto and shall have the right to enforce any rights and benefits granted to it hereunder). This Agreement supersedes all prior written or oral agreements between Palisades and Manager as to the provision of management services related to the Receivables.
10. Successors and Assigns. This Agreement may not be assigned, in whole or in part, by either party without the prior written consent of the other party. Notwithstanding anything contained herein, upon the occurrence of a Servicer Termination Event (as defined in the [*] Servicing Agreement) or a Termination Event (as defined in the [*] Receivables Financing Agreement), the Secured Lender may (i) without the written consent of the parties hereto or any other Person, but upon five (5) business days prior written notice to the parties hereto, either (x) assume the rights of Palisades and the Owner hereunder, or (y) assign the rights of Palisades, the Owner and the Secured Lender hereunder to an assignee who has agreed to be bound by the terms and conditions of this Agreement and to assume Palisades’ duties and obligations hereunder, other than any obligations of Palisades existing on or prior to the date of assumption or any indemnity obligations of Palisades existing at any time; or (ii) after assuming the Agreement as provided in subsection (i)(x) above, upon 30 days’ notice to Manager, terminate this Agreement. No assignment or termination of this Agreement shall relieve (a) Palisades of its obligation to make payment of the Fees required to be paid to Manager under this Agreement and accrued prior to such assignment or termination. Any assignee of Palisades or subsequent assignee shall pay the Fees accrued during the applicable period that it has assumed the obligations of Palisades hereunder to Manager; provided such payment shall only be made from collections on the Receivables. No termination of this Agreement shall relieve the most recent assignee to make payment of the Fees required to be paid to Manager under this Agreement. Palisades acknowledges that, as of the date of this amendment and restatement to the Agreement, Manager has fully performed all of its obligations under this Agreement and that all of the Fees required to be paid to Manager under this Agreement have been fully earned by Manager and are due and owing to Manager as of the date of this amendment and restatement. Notwithstanding any termination or any assignment or series of assignments of this Agreement Palisades shall remain liable for all of its obligations hereunder, including, but not limited to, any obligations of Palisades existing on or prior to the date of assumption by any assignee and any indemnity obligations of Palisades existing at any time. Copies of this Agreement may be provided to the Secured Lender and its assigns pursuant to the Confidentiality Agreement dated as of January 16, 2009 between Secured Lender and Manager. For purposes of this Section, an assignment shall be deemed to occur upon any “Change in Control” of Palisades or any related entity or Manager. A “Change in Control” shall be deemed to occur upon (i) the merger or consolidation of Palisades or any related entity or Manager with another corporation or other entity, whether or not Palisades or the related entity or Manager is a surviving corporation, (ii) the liquidation of Palisades or a related entity or Manager or a sale or other disposition of substantially all of the assets of Palisades or any related entity or Manager, or (iii) any change in the beneficial ownership or control of the stock or other equity securities of Palisades or any related entity or Manager representing greater than 50% of the combined voting power of Palisades’ or such related entity’s or Manager’s then outstanding securities. This Agreement shall inure to the benefit of and be binding upon Palisades and the Manager and their respective successors and permitted assigns.
11. Severability. If any provision of this Agreement or any part hereof is held invalid, illegal, void or unenforceable by reason of any rule of law, administrative or judicial provision or public policy, such provision shall be ineffective only to the extent invalid, illegal, void or unenforceable, and the remainder of such provision and all other provisions of this Agreement shall nevertheless remain in full force and effect.
12. Independent Contractor. Nothing contained in this Agreement shall be deemed to constitute Palisades and Manager as partners, joint venturers, principal and servant, or employer and employees.

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Manager is solely responsible for maintaining its own business insurance and worker’s compensation policy and paying all its applicable taxes, assessments, fees, costs and expenses. Except as specifically provided herein, nothing in this Agreement shall constitute or authorize Manager to bind Palisades to any obligations, or to assume or create any responsibility for or on behalf of Palisades to any third party.
13. Facsimile and Counterparts. This Agreement may be executed and delivered by facsimile and/or in two or more counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument.
14. Insurance. Palisades shall obtain and maintain during the term of this Agreement insurance, with financially sound and reputable insurance companies, customary in Palisades’ business, including, but not limited to, policies covering errors and omissions and general liability, including coverage for breach of contract and with policy limits of at least $10,000,000 for the general liability policy and at least $3,000,000 for the errors and omissions liability policy. All such policies of insurance shall name Manager as additional insured and shall require that the insurers provide thirty (30) days written notice of any cancellation, termination or changes of any kind in terms or conditions of such policies to Manager. Palisades shall provide Manager with certificates of insurance evidencing compliance with the above requirements and shall, upon Manager’s request therefore, permit Manager to review any applicable policies of insurance.
(Signature Page Follows)

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PALISADES COLLECTION, L.L.C.
By:	/s/ Gary Stern
Name: Gary Stern
Title: Manager

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By:

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Exhibit 1
FEE SCHEDULE
[*].

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Exhibit 2
Monthly Gross Receipts Report